Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE

This Transition and Separation Agreement and General Release (the “Agreement”) is entered into by and between Jeffrey Liaw (“Executive”) and Copart, Inc. (the “Company” or “Copart”).

1. Separation Date. The parties agree that Executive’s last day of employment with the Company will be July 31, 2027, except as otherwise provided herein (such last date of employment, whether on July 31, 2027 or as otherwise provided herein, the “Separation Date”). As of the Separation Date, Executive shall not be, nor hold Executive out as, an employee, agent, member, or other representative of the Company or any other Company Entity (as defined below). Executive will receive Executive’s final paycheck on the Separation Date. Executive’s final paycheck will include payment for all wages Executive earned through the Separation Date. The Company shall pay Executive for the Executive’s accrued unused vacation days, if any, minus applicable deductions and withholding, on the Company’s first regularly scheduled payroll date following the Separation Date.

2. Transition Period.

(a) Effective as of July 31, 2026 (the “Transition Date” and the period from the Transition Date to the Separation Date, the “Transition Period”), Executive (i) will transition into the role of Senior Advisor to Jayson Adair, the CEO, and (ii) hereby resigns any and all officer or director positions he holds or has ever held with the Company or its affiliates, effective as of the Transition Date. As Senior Advisor to Jayson Adair, the CEO, Executive shall report directly to Jayson Adair and Executive’s job duties shall consist of expeditiously transitioning key client relationships. During the Transition Period, Executive shall be permitted to work remotely. During the Transition Period, Executive shall devote sufficient working and business time, attention, skill, and efforts to Executive’s job duties as necessary, but shall not be required to devote Executive’s full working and business time, attention, skill, and efforts to the Company. During the Transition Period, Executive agrees to (i) satisfactorily perform Executive’s job duties, (ii) comply with all Company policies, (iii) comply with the terms of this Agreement and the Surviving Provisions (as defined below) and (iv) transition and transfer knowledge of Executive’s job duties to others, and respond to reasonable requests for information made by the Company.

(b) For the avoidance of doubt, Executive’s employment during the Transition Period shall be at will, subject to the terms herein. During the Transition Period, the Company shall be entitled to terminate Executive’s employment with or without notice, and with or without Disqualifying Reason (as defined below) and Executive shall be entitled to terminate Executive’s employment with or without notice, and with any or no reason, but provided that if Executive’s employment terminates due to Disqualifying Reason or by Executive other than due to a non-extension of the Transition Period, Executive will not be eligible to sign the Post-Employment Release (as defined below), and will not be eligible to receive the consideration set forth below in Section 3(c) of this Agreement following the Separation Date. For purposes of this Agreement, a “Disqualifying Reason” shall mean, as determined by the Company in its sole and reasonable discretion, the occurrence of one of the following events: (i) Executive’s act or omission that could reasonably be expected to cause material harm (reputationally, financially, or otherwise) to the Company (following prompt notice to Executive, and a ten (10)-day opportunity to cure); (ii) the termination of Executive’s employment prior to the Separation Date due to Executive’s resignation (other than due to Executive’s non-extension of the Transition Period); or (iii) Executive’s material breach of the non-competition or non-disparagement provisions contained in this Agreement (following prompt notice to Executive, and a ten (10)-day opportunity to cure, the purported material breach). Notwithstanding any provision of this Agreement to the contrary, Executive’s employment shall be deemed to have terminated for a Disqualifying Reason if, within two years following the termination of Executive’s service, an act or omission is discovered of which the Company was previously unaware that if known at the time of termination would have justified a termination for a Disqualifying Reason (after providing to Executive notice and an opportunity to be heard).

(c) The Transition Period may be extended by Executive on an annual basis, past July 31, 2027, pursuant to one-year renewals, up until April 1, 2030; provided, however, that any such extension of employment shall remain strictly at will and notice of extension shall be provided by Executive at least ninety (90) days prior to July 31, 2027 or the last day of the then-current term.

3. Consideration.

(a) Subject to and in consideration of Executive timely executing (and not timely revoking) this Agreement, the Company shall provide Executive:

(i) Payment in the total gross amount of Four Hundred and Fifty Thousand Dollars and Zero Cents ($450,000.00) (minus applicable deductions and withholdings), which will be payable in a lump sum on the Company’s first regular payroll date occurring at least ten (10) days after the Effective Date (as defined below);

(ii) Business expense reimbursement in connection with the negotiation of this Agreement and any related documentation, not to exceed a total gross amount of Fifty Thousand Dollars and Zero Cents ($50,000.00), which shall be submitted and paid in accordance with Company’s expense reimbursement policy for executives;

(iii) Waiver of the Holding Period, as defined under that certain Restricted Stock Unit Award Agreement by and between the Company and Executive dated April 1, 2022 (the “2022 RSU Agreement”); and

(iv) Elimination of the Stock Price Goal, as defined in that certain Stock Option Award Agreement, dated as of April 1, 2022, applicable to the Option granted on March 9, 2021 and the Option granted on April 1, 2022 (the “2022 Option”).

(b) During the Transition Period, in consideration of Executive complying with this Agreement and the Surviving Provisions, the Company shall provide Executive the following “Transition Period Payments”:

(i) Base salary of Two Hundred Thousand Dollars and Zero Cents ($200,000.00), minus applicable taxes and withholdings, payable in installments on the Company’s regular payroll dates over the first three (3) months of the Transition Period (but, if the Separation Date occurs prior to the expiration of such three (3)-month period, pro-rated to reflect such partial period of service);

(ii) Reimbursement of reasonable and necessary out-of-pocket business expenses in accordance with Company’s expense reimbursement policy for executives;

(iii) Eligibility to receive annual bonus for the fiscal year 2026 in accordance with the Company’s Executive Bonus Plan (the “Bonus Plan”), payable when annual bonuses for the fiscal year 2026 are paid to participants in the Bonus Plan;

(iv) The 2022 Option and restricted stock units granted under the 2022 RSU Agreement (the “2022 RSUs”) will continue to vest during the Transition Period in accordance with their terms; and

(v) Up to twenty (20) hours of private aircraft usage in accordance with the Company’s Corporate Aircraft Personal Use Policy (if applicable), which shall be in addition to any use of the private aircraft for business purposes.

(c) Subject to and in consideration of Executive timely executing (and not timely revoking) the Post-Employment Release attached hereto as Exhibit A (the “Post-Employment Release”) following the Separation Date (in accordance with the terms of Exhibit A), in consideration of Executive complying with this Agreement and its Surviving Provisions, and provided that Executive’s employment is terminated solely as a result of Executive’s non-extension of the Transition Period, is terminated by the Company without a Disqualifying Reason, or is terminated due to death, then following the Separation Date the Company shall provide:

(i) Payment in the total gross amount of Two Hundred and Fifty Thousand Dollars and Zero Cents ($250,000.00) (minus applicable deductions and withholdings), which will be payable in a lump sum on the Company’s first regular payroll date occurring at least ten (10) days after the Post-Employment Release Effective Date (as defined in the Post-Employment Release);

(ii) Full accelerated vesting of the 2022 Option and the 2022 RSUs (to the extent then-unvested);

(iii) The post-termination exercise period of each Company stock option held by Executive that is unexercised as of the Separation Date shall be extended to the earlier of (x) the tenth (10th) anniversary of the applicable date of grant and (y) the second anniversary of the Separation Date (the “Option Amendment”); provided, however, that if the Company terminates Executive’s services other than due to a Disqualifying Reason, the Option Amendment shall extend until the earlier of the tenth (10th) anniversary of the applicable grant date and April 1, 2032; and

(iv) Any remaining Transition Period Payments.

(d) For avoidance of doubt, so long as Executive timely executes (and does not timely revoke) this Agreement, and regardless of the reason for, or timing of, the termination of Executive’s employment, then this Agreement will be binding, effective, and irrevocable (including the Surviving Provisions) regardless of whether Executive executes (and/or timely revokes) the Post-Employment Release.

4. Acknowledgement. Executive acknowledges and agrees that the consideration provided to Executive and on Executive’s behalf pursuant to this Agreement (including the Award Agreements, as defined below) and the Post-Employment Release (a) is in full discharge of any and all obligations owed to Executive, monetarily or otherwise, with respect to Executive’s employment or the termination thereof, and (b) exceeds any payment, benefit, or other thing of value to which Executive might otherwise be entitled. Executive acknowledges and agrees that Executive is solely and entirely responsible for the payment and discharge of all federal, state, and local taxes, if any, that Executive owes under any federal, state, and/or local laws as a result of the payments and other consideration provided pursuant to this Agreement. The Company will make appropriate withholdings from all payments made pursuant to this Agreement. Except as explicitly set forth herein or with respect to any applicable 401(k) plan or employee stock purchase plan, Executive specifically acknowledges and agrees that Executive is not entitled to any salary, wages, commissions, bonus, premiums, royalties, equity, phantom equity, carried interest, capital distributions, deferred compensation, or incentive compensation.

5. COBRA. The benefits received by Executive and Executive’s eligible dependents under the Company’s medical plan(s) will cease as of the Separation Date. Thereafter, pursuant to governing law and independent of this Agreement, Executive will be entitled to elect benefit continuation coverage under COBRA and/or applicable state law, for Executive and any eligible dependents if Executive timely applies for such coverage. Such COBRA coverage will be at Executive’s own expense and subject to the provisions of COBRA and/or applicable state law and the Company’s medical plan(s) which may be modified from time to time. Information regarding Executive’s eligibility for COBRA coverage, and the terms and conditions of such coverage, will be provided to Executive in a separate mailing.

6. Return of Property. Executive agrees, represents, and warrants that, upon termination of Executive’s employment, (a) Executive will (i) deliver to the Company all documents and materials in whatever form constituting, containing, or reflecting the Company’s confidential information or trade secrets; (ii) delete all confidential information or trade secrets in electronic form stored on any computer, cell phone, or other electronic device utilized by Executive, and (iii) no longer possess any copies or originals of any of the foregoing, whether in digital, hard copy, or another form; and (b) Executive will return to the Company all Company property which may then be in Executive’s possession or control, including but not limited to all manuals; photographs; reports; spreadsheets; analyses; memoranda; correspondence; lists of actual and/or prospective clients and/or investors; plans; software; equipment (including, but not limited to, computers, Company-owned devices, and computer software); computer system and software passwords, access codes, and authorization codes (to the extent such codes relate in whole or in part to the Company’s business, data rooms, systems, sites, or information); and all Company identification, keys, credit cards, and other property. Notwithstanding the foregoing, Executive shall be permitted to retain his contacts, calendars and personal correspondence and any information reasonably needed for his personal tax return preparation, in each case, so long as such items do not contain confidential information or trade secrets of the Company.

7. General Release.

(a) In exchange for the consideration provided to Executive pursuant to this Agreement, Executive, on behalf of Executive and, solely in their capacity as such, all of Executive’s heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company or any of its respective current, former, or future parents, subsidiaries, affiliates, or related companies (collectively, the “Company Entities”), or, solely with respect to their relationship to a Company Entity, any of the Company Entities’ respective current, former, or future directors, officers, general partners, limited partners, managers, members, shareholders, divisions, employees, agents, consultants, contractors, advisors, benefit plans, attorneys, predecessors, successors, assigns, legal representatives, lenders, creditors, portfolio companies, or investment funds (or the other investment vehicles any of the foregoing manage and/or for which they perform services) (collectively, with the Company Entities, the “Company Parties” or the “Releasees” and each a “Releasee”), arising at any time prior to the date Executive executes this Agreement, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, whether express or implied, at any time prior to the date Executive executes this Agreement, including, but not limited to, that certain Copart, Inc. Executive Officer Employment Agreement entered into by and between the Company and the Executive effective January 4, 2016 (the “Employment Agreement”) and the Copart Confidentiality and Intellectual Property Assignment Agreement attached thereto as Exhibit A (the “Confidentiality Agreement”); (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Fair Credit Reporting Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act, as all such laws have been amended from time to time, or any other federal, state, or local labor law, wage and hour law, worker safety law, employee relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (A) any Claims that arise after the date Executive executes this Agreement; (B) any Claims for breach of this Agreement or to enforce the terms of this Agreement; (C) any Claims that cannot be waived or released as a matter of law; (D) any Claims to accrued or vested benefits Executive may have, if any, as of the date on which this Agreement is executed by Executive under any applicable plan, policy, practice, program, contract or agreement with the Company or its subsidiaries; (E) any rights to file a claim for unemployment or workers’ compensation benefits; (F) any rights to bring to the attention of the U.S. Equal Employment Opportunity Commission or similar state or local administrative agency claims of discrimination, harassment, interference with leave rights, and retaliation (provided, however, that Executive releases Executive’s right to secure damages or other relief for any such alleged treatment); and (G) with respect to Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator. Executive specifically intends the release of Claims in this Section 7 to be the broadest possible release permitted by law.

(b) The Company hereby releases and forever waives and discharges any and all Claims that the Company and its subsidiaries have, have ever had, or might have against Executive (a) arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with the Company, or the termination of such employment or other relationship or (b) under any contract, agreement, or understanding that the Company may have with Executive, whether written or oral, whether express or implied, at any time prior to the date the Company executes this Agreement, except as set forth herein, in each case, arising at any time prior to the date the Company executes this Agreement, whether such Claims are known to the Company or unknown to the Company, whether such Claims are accrued or contingent; provided, however, that the Company does not release any Claims arising from Executive’s acts or omissions outside the scope of employment or such other relationship.

8. No Suit. Executive represents that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Section 7 or this Section 8, Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any lawsuit or arbitration against any of the Releasees in the future, in any case, with respect to the Claims released pursuant to Section 7. For avoidance of doubt, nothing in this Agreement, any other agreement between Executive and the Company, the Surviving Provisions or any Company policy shall prevent Executive from filing a charge or complaint, communicating, or cooperating with the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the Texas Workforce Commission, Civil Rights Division, or any other government agency, from making other disclosures that are protected under whistleblower or other provisions of any applicable federal or state law or regulations, from participating in any SEC, EEOC, NLRB, the Texas Workforce Commission, Civil Rights Division, or other agency investigation or proceeding, from receiving a financial award from any government agency for providing information on illegal activity, or from disclosing to any government agency or any other third party any factual information relating to a claim of discrimination, harassment, or retaliation.

9. Surviving Provisions.

(a) Executive and the Company acknowledge and agree that nothing in this Agreement modifies, supersedes, or changes that certain Indemnification Agreement dated as of May 23, 2023 (the “Indemnification Agreement”) or waives any rights or obligations therein. Executive and the Company acknowledge and agree that the Indemnification Agreement shall survive and remain in full force and effect pursuant to its terms.

(b) Executive acknowledges and agrees that the following Sections of the Employment Agreement and Confidentiality Agreement remain in full force and effect and will continue to bind Executive following the Separation Date (as applicable) in accordance with their terms: in the Employment Agreement, Section 9 (Protective Covenants), Section 17 (Arbitration), Section 18 (Voluntary Nature of Agreement), Section 19 (Integration), Section 21 (Applicable Law), Section 22 (Cooperation), and Section 23 (Counterparts); and in the Confidentiality Agreement, Section 1 (Confidential Information and Trade Secrets), Section 2 (Intellectual Property Assignment), Section 3 (Conflicting Obligations), Section 4 (Return of Company Materials), Section 5 (Miscellaneous) (collectively, all of the foregoing, the “Surviving Provisions”); provided, however, that (A) the duration of the covenant in Section 9(e) (Restriction Against Unfair Competition) of the Employment Agreement shall be modified to last during the Transition Period and for two (2) years thereafter, and (B) the definition of “Competing Business” as used in Section 9 (Protective Covenants) of the Employment Agreement shall mean a person or entity that is: (i) principally in the business of auctioning, processing, or selling salvage vehicles, or auctioning used vehicles; and (ii) an insurance company offering automobile casualty insurance, without the Company’s prior written consent. For the avoidance of doubt, “Competing Business” will include, without limitation, Insurance Auto Auctions (and Ritchie Brothers as its current owner), Openlane (KAR), Cox Automotive, ADESA Auctions, and successor owners thereof.

(c) Any disputes arising under this Agreement (or the Surviving Provisions) shall be resolved in accordance with the dispute resolution terms contained in the Surviving Provisions.

(d) Notwithstanding anything herein to the contrary, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement, the Surviving Provisions, the Post-Employment Release or any Company policy shall prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secrets law for (A) directly or indirectly, sharing any Company Party’s trade secrets or other confidential information (except information protected by any Company Party’s attorney-client or work product privilege) with law enforcement, an attorney, or any federal, state, or local government agencies, regulators, or officials (including the EEOC, the SEC, the NLRB, or the Texas Workforce Commission, Civil Rights Division), for the purpose of investigating or reporting a suspected violation of law (including any whistleblower or whistleblower retaliation claim), whether in response to a subpoena or otherwise, without notice to the Company; (B) disclosing any Company Party’s trade secrets in a filing in connection with a legal claim (including any whistleblower or whistleblower retaliation claim), provided that the filing is made under seal; (C) fully cooperating with, communicating with, and/or providing information (including confidential information) to federal, state, or local regulatory authorities (including, but not limited to, regulatory, self-regulatory, law enforcement, administrative, or other government authorities); (D) reporting possible violations of law or regulation to any government authority, or making any other disclosures that are protected under whistleblower laws or regulations; (E) receiving a financial award from any government agency for providing information on illegal activity; (F) discussing or disclosing information related to Executive’s general job duties or responsibilities; and/or (G) in any way participating in any action seeking to rectify or address sexual harassment or other illegal conduct, or from making or discussing, either orally or in writing, allegations relating to sexual harassment, harassment, discrimination, unfair employment practices, or any other conduct prohibited by law, in accordance with the terms of this Agreement. Further, nothing herein shall be construed in a manner that would violate any applicable law.

10. Non-Disparagement.

(a) Except as provided in Section 9(d), Executive agrees that Executive will not, whether in private or in public, whether orally, in writing, or otherwise, whether directly or indirectly: (i) make, publish, encourage, ratify, or authorize any statements that in any way defame, criticize, malign, impugn, denigrate, reflect negatively on, or disparage any Company Party; or (ii) aid, assist, or direct any other person or entity to do any of the foregoing, in each case, except as explicitly approved, in writing, by the Company; provided, however, that the foregoing shall not prohibit Executive from complying with any lawful subpoena or court order, or taking any other actions affirmatively required by law.

(b) The Company shall direct in writing the members of the Board and executive officers of the Company not to make, publish, encourage, ratify, or authorize any statements that in any way defame, criticize, malign, impugn, denigrate, reflect negatively on, or disparage Executive, and the Company shall not make or publish any such statements in any public statements or disclosures; provided, however, that the foregoing shall not prohibit the Company or the Board, or any of their employees or members, from complying with any lawful subpoena or court order, job duties or fiduciary duties, or taking any other actions affirmatively authorized by law.

11. Breach. Should Executive materially breach this Agreement (following prompt notice to Executive and a ten (10)-day opportunity to cure the purported material breach) or should a Disqualifying Reason occur, then: (a) the Company shall have no further obligations to Executive under this Agreement or otherwise (including, but not limited to, any obligation to provide the payments or other consideration set forth in Section 3); (b) the Company shall have all rights and remedies available to it under this Agreement and any applicable law or equitable theory, including to seek recovery of direct and indirect losses, costs, damages and expenses; and (c) all of Executive’s promises, covenants, representations and warranties under this Agreement will remain in full force and effect.

12. Interpretation. This Agreement and the Post-Employment Release shall be interpreted strictly in accordance with their terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or the Post-Employment Release or any provision hereof or thereof. If any provision of this Agreement or the Post-Employment Release is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court of appropriate jurisdiction shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the parties’ original intent to the maximum extent possible. Each provision of this Agreement and the Post-Employment Release is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement and the Post-Employment Release, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

13. Representations and Warranties. Executive represents and warrants that Executive (A) has, during the period of his employment with the Company, materially complied with all of Executive’s obligations to, and agreements with, the Company and the Company’s written policies and procedures, and (B) is not aware of any facts or circumstances that Executive knows or believes to be either (i) a past or current violation by Executive of the Company’s or any of the Company Parties’ rules and/or policies, or (ii) a past or current violation by Executive of any laws, rules, and/or regulations applicable to the Company or any of the Company Parties. This Agreement shall not in any way be construed as an admission by any of the Releasees or Executive of any liability or of any wrongful acts whatsoever against Executive, a Releasee or any other person.

14. ADEA; Execution of Agreement. Executive understands that this Agreement includes a release covering all legal rights or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), and all other federal, state, and local laws regarding age discrimination, whether those claims are presently known to Executive or hereafter discovered. Executive is not waiving or releasing any right or claim which Executive may have under the ADEA which arises after Executive signs this Agreement. To the extent the Company has a right to recoupment of any amounts paid to Executive under this Agreement, that right to recoupment shall not apply and the Company will not seek recoupment in the event Executive breaches the waiver and release of age discrimination claims by bringing any complaint, claim, charge, or challenge under the ADEA. Executive acknowledges that Executive is entitled to consider the terms of this Agreement for twenty-one (21) days before signing it. Executive further understands that this Agreement shall be null and void if Executive fails to execute the Agreement prior to expiration of the twenty-one (21) day period. To execute this Agreement, Executive must sign and date the Agreement below, and return a complete copy thereof to Mike Dunleavy, Vice President of Human Resources via email sent to michael.dunleavy@copart.com. Should Executive execute this Agreement within the twenty-one (21) day period, Executive understands that Executive may revoke this Agreement within seven (7) days of the day Executive signs it (the “Revocation Period”). Executive may revoke Executive’s acceptance by notifying Mike Dunleavy, Vice President of Human Resources via email sent to michael.dunleavy@copart.com, within seven (7) calendar days after Executive executes this Agreement, by email at the address noted above. If Executive revokes this Agreement prior to the expiration of the Revocation Period, this Agreement and the promises contained herein (including, but not limited to, the Company’s obligations under Section 3) automatically shall be null and void. If Executive does not revoke this Agreement within seven (7) days of signing it, this Agreement shall become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day Executive executes it. The date upon which this Agreement becomes binding and enforceable is the “Effective Date.”

15. Governing Law; Entire Agreement; Successors; Miscellaneous. This Agreement and the Post-Employment Release (a) shall be deemed to have been made in the State of Texas, and shall be governed by and construed in accordance with the laws of the State of Texas, excluding any choice of law principles; (b) including the Indemnification Agreement, the Surviving Provisions, the award agreements evidencing Executive’s outstanding equity awards granted pursuant to the 2007 Equity Incentive Plan, as amended and restated (as amended by this Agreement and that certain Omnibus Amendment to Award Agreements effective as of the Effective Date) (the “Award Agreements”) and that certain letter regarding Non-Compete Clarification dated as of June 25, 2026 constitute the parties’ entire agreement, arrangement, and understanding regarding the subject matter herein, superseding any prior or contemporaneous agreements, arrangements, or understandings, whether written or oral, between Executive on the one hand and the Company or any other Releasee on the other hand regarding the same subject matter, and Executive and the Company specifically acknowledge and agree that notwithstanding any discussions or negotiations Executive may have had with any of the Releasees prior to the execution of this Agreement, Executive and the Company are not relying on any promises or assurances other than those explicitly contained in this Agreement; and (c) may not be modified, amended, discharged, or terminated, nor may any of its provisions be varied or waived, except by a further signed written agreement between the parties. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement may be executed in identical counterparts, which together shall constitute a single agreement, and facsimile, PDF, and other true and accurate copies of this Agreement and the Post-Employment Release will have the same force and effect as originals hereof and thereof. The headings in this Agreement and the Post-Employment Release are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

16. Section 409A. This Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and any rules and regulations promulgated thereunder (collectively, “Section 409A”), or shall comply with the requirements of Section 409A. Each payment made under this Agreement will be treated as a separate payment for purposes of Section 409A and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon Employee’s “separation from service” from the Company (within the meaning of Section 409A). Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination, then any payments that constitute nonqualified deferred compensation, which are otherwise due to Executive on or within the six (6) month period following Executive’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s separation from service or the date of the Executive’s death, if earlier. To the extent that any reimbursements pursuant to this Agreement or otherwise are taxable to Executive, any reimbursement payment due to Executive shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which the related expense was incurred; provided, that, Executive has provided the Company written documentation of such expenses in a timely fashion and such expenses otherwise satisfy the Company’s expense reimbursement policies. Reimbursements pursuant to this Agreement or otherwise are not subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year. Notwithstanding any of the foregoing to the contrary, the Company and its affiliates and its and their respective officers, directors, managers, employees, or agents make no guarantee that the terms of this Agreement as written comply with, or are exempt from, the provisions of Section 409A, and none of the foregoing shall have any liability for the failure of the terms of this Agreement as written to comply with, or be exempt from, the provisions of Section 409A.

17. EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT; THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT EXECUTIVE HAS HAD AMPLE TIME TO CONSIDER THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED AND HEREBY DOES ADVISE AND URGE EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH AN INTENT TO BE BOUND BY THIS AGREEMENT; AND THAT EXECUTIVE HAS FULL POWER AND AUTHORITY TO RELEASE EXECUTIVE’S CLAIMS AS SET FORTH HEREIN AND HAS NOT ASSIGNED ANY SUCH CLAIMS TO ANY OTHER INDIVIDUAL OR ENTITY.

[Signature page follows]

AGREED TO:

COPART, INC.

By:	/s/ A. Jayson Adair	6/24/2026
	Name: A. Jayson Adair	Date
Title: Executive Chairman

EXECUTIVE

	/s/ Jeffrey Liaw	6/25/2026
	Jeffrey Liaw	Date

[Signature Page – Transition and Separation Agreement and General Release]

TO BE EXECUTED AFTER SEPARATION DATE

EXHIBIT A

POST-EMPLOYMENT RELEASE

In exchange for the consideration provided to Jeffrey Liaw (“Executive”) under the Transition and Separation Agreement and General Release between Copart, Inc. (the “Company”) and Executive (the “Separation Agreement”), to which this Post-Employment Release is an Exhibit, and as a precondition to Executive’s receipt of the consideration provided in Section 3(c) of the Separation Agreement, Executive hereby agrees as follows. All capitalized terms utilized but not defined herein shall have the same meanings ascribed to them in the Separation Agreement.

1. In exchange for the consideration provided to Executive pursuant to Section 3(c) of the Separation Agreement, Executive, on behalf of Executive and all other Releasors, hereby releases and forever waives and discharges any and all Claims that Executive or any of the other Releasors ever had, now have, or might have against the Company or any of the Releasees, arising at any time prior to the date Executive executes this Post-Employment Release, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, whether express or implied, at any time prior to the date Executive executes this Post-Employment Release, including, but not limited to, that certain Copart, Inc. Executive Officer Employment Agreement entered into by and between the Company and the Executive effective January 4, 2016 and the Copart Confidentiality and Intellectual Property Assignment Agreement attached thereto as Exhibit A; (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Fair Credit Reporting Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act, as all such laws have been amended from time to time, or any other federal, state, or local labor law, wage and hour law, worker safety law, employee relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (A) any Claims that arise after the date Executive executes this Post-Employment Release; (B) any Claims for breach of the Separation Agreement or this Post-Employment Release, or to enforce the terms of the Separation Agreement or this Post-Employment Release; (C) any Claims that cannot be waived or released as a matter of law; (D) any Claims to accrued or vested benefits Executive may have, if any, as of the date on which this Post-Employment Release is executed under any applicable plan, policy, practice, program, contract or agreement with the Company or its subsidiaries; (E) any rights to file a claim for unemployment or workers’ compensation benefits; (F) any rights to bring to the attention of the U.S. Equal Employment Opportunity Commission or similar state or local administrative agency claims of discrimination, harassment, interference with leave rights, and retaliation (provided, however, that Executive releases Executive’s right to secure damages or other relief for any such alleged treatment); and (G) with respect to Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator. Executive specifically intends the release of Claims in this Section 1 to be the broadest possible release permitted by law.

2. Executive and the Company acknowledge and agree that nothing in this Post-Employment Release modifies, supersedes, or changes the Indemnification Agreement or waives any rights or obligations therein. Executive and the Company acknowledge and agree that the Indemnification Agreement shall survive and remain in full force and effect pursuant to its terms.

3. Executive represents that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Sections 7-8 of the Separation Agreement or Section 1 of this Post-Employment Release, Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any lawsuit or arbitration against any of the Releasees in the future, in any case, with respect to the Claims released pursuant to Section 7 of the Agreement or the Claims released herein. Notwithstanding the foregoing, for avoidance of doubt, nothing in this Post-Employment Release, any other agreement between Executive and the Company, or any Company policy shall prevent Executive from filing a charge or complaint with the SEC, EEOC, IRS, NLRB, the Texas Workforce Commission, Civil Rights Division or any other government agency, from reporting possible violations of federal or state law or regulations to any governmental agency or self-regulatory organization, from participating in any SEC, EEOC, IRS, NLRB, the Texas Workforce Commission, Civil Rights Division or other agency investigation or proceeding, or from disclosing to any government agency any factual information relating to allegedly unlawful conduct, including possible fraud or other securities law violations or a claim of discrimination, harassment, or retaliation, or from making other disclosures that are protected under whistleblower or other provisions of any applicable federal or state law or regulations, from participating in any SEC, EEOC, NLRB, the Texas Workforce Commission, Civil Rights Division or other agency investigation or proceeding, or from disclosing to any government agency or any other third party any factual information relating to a claim of discrimination, harassment, or retaliation. Executive is, however, waiving Executive’s right to file a court action or to seek or accept individual remedies or damages, including money or other damages or forms of recovery, from any of the Releasees in connection with any action filed on Executive’s behalf by the EEOC, NLRB, the Texas Workforce Commission, Civil Rights Division or analogous state or local agencies, but provided, further, that nothing in this Post-Employment Release shall bar or impede in any way Executive’s ability to seek or receive any monetary award or bounty from the SEC or any other governmental agency or regulatory or law enforcement authority in connection with protected “whistleblower” activity.

4. The Company hereby releases and forever waives and discharges any and all Claims that the Company and its subsidiaries have, have ever had, or might have against Executive (a) arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with the Company, or the termination of such employment or other relationship or (b) under any contract, agreement, or understanding that the Company may have with Executive, whether written or oral, whether express or implied, at any time prior to the date the Company executes this Post-Employment Release, except as set forth herein, in each case, arising at any time prior to the date the Company executes this Agreement, whether such Claims are known to the Company or unknown to the Company, whether such Claims are accrued or contingent; provided, however, that the Company does not release any Claims arising from Executive’s acts or omissions outside the scope of employment or such other relationship.

5. Should Executive materially breach this Post-Employment Release (following prompt notice to Executive and a ten (10)-day opportunity to cure the purported material breach) or should a Disqualifying Reason occur, then: (a) the Company shall have no further obligations to Executive under the Separation Agreement or otherwise (including, but not limited to, any obligation to provide the payments or other consideration set forth in Section 3(c) of the Separation Agreement); (b) the Company shall have all rights and remedies available to it under the Separation Agreement and this Post-Employment Release and any applicable law or equitable theory, including to seek recovery of direct and indirect losses, costs, damages and expenses; and (c) all of Executive’s promises, covenants, representations, and warranties under this Post-Employment Release will remain in full force and effect.

6. This Post-Employment Release is part of the Separation Agreement and, once effective, disputes arising under this Post-Employment Release shall be resolved in accordance with the Separation Agreement. Executive acknowledges and agrees that the Separation Agreement and the Surviving Provisions remain in full force and effect and, together with this Post-Employment Release, form the entire agreement between the parties. Each and all of the Releasees are intended to be, and are, third party beneficiaries of this Post-Employment Release and shall be entitled to enforce this Post-Employment Release in accordance with its terms

7. Executive understands that this Post-Employment Release includes a release covering all legal rights or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), and all other federal, state, and local laws regarding age discrimination, whether those claims are presently known to Executive or hereafter discovered. Executive is not waiving or releasing any right or claim which Executive may have under the ADEA which arises after Executive signs this Post-Employment Release. To the extent the Company has a right to recoupment of any amounts paid to Executive under this Post-Employment

Release, that right to recoupment shall not apply and the Company will not seek recoupment in the event Executive breaches the waiver and release of age discrimination claims by bringing any complaint, claim, charge or challenge under the ADEA. Executive acknowledges that Executive is entitled to consider the terms of this Post-Employment Release for twenty-one (21) days from the Separation Date before signing it. Executive further understands that this Post-Employment Release shall be null and void if Executive fails to execute the Post-Employment Release prior to expiration of the twenty-one (21) day period. To execute this Post-Employment Release, Executive must sign and date the Post-Employment Release below, and return a complete copy thereof to [NAME OF COMPANY CONTACT], [TITLE OF COMPANY CONTACT] via email sent to [EMAIL OF COMPANY CONTACT]. Should Executive execute this Post-Employment Release within the twenty-one (21) day period, Executive understands that Executive may revoke this Post-Employment Release within seven (7) days of the day Executive signs it (the “Post-Employment Release Revocation Period”). Executive may revoke Executive’s acceptance by notifying [NAME OF COMPANY CONTACT], [TITLE OF COMPANY CONTACT] via email sent to [EMAIL OF COMPANY CONTACT], within seven (7) calendar days after Executive executes this Post-Employment Release, by email at the address noted above. If Executive revokes this Post-Employment Release prior to the expiration of the Post-Employment Release Revocation Period, this Post-Employment Release and Section 3(c) of the Separation Agreement and the promises contained herein and therein automatically shall be null and void. If Executive does not revoke this Post-Employment Release within seven (7) days of signing it, this Post-Employment Release shall become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day Executive executes it. The date upon which this Post-Employment Release becomes binding and enforceable is the “Post-Employment Release Effective Date.”

8. EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS CAREFULLY READ THIS POST-EMPLOYMENT RELEASE; THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS POST-EMPLOYMENT RELEASE; THAT EXECUTIVE HAS HAD AMPLE TIME TO CONSIDER THIS POST-EMPLOYMENT RELEASE; THAT THE COMPANY HAS ADVISED AND URGED AND HEREBY ADVISES AND URGES EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS POST-EMPLOYMENT RELEASE; THAT EXECUTIVE HAS EXECUTED THIS POST-EMPLOYMENT RELEASE VOLUNTARILY, KNOWINGLY, AND WITH AN INTENT TO BE BOUND BY THIS POST-EMPLOYMENT RELEASE; AND THAT EXECUTIVE HAS FULL POWER AND AUTHORITY TO RELEASE EXECUTIVE’S CLAIMS AS SET FORTH HEREIN AND HAS NOT ASSIGNED ANY SUCH CLAIMS TO ANY OTHER INDIVIDUAL OR ENTITY.

COPART, INC.

By:
	Name:	Date
Title:

EXECUTIVE

	Jeffrey Liaw	Date

TO BE EXECUTED AFTER SEPARATION DATE

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